CURO Group Holdings Corp. Reports Preliminary
Fourth Quarter and Full Year 2023 Financial Results

-Gross loans receivables increased 3.3%, year-over-year, and 3.3%, sequentially, to $1.3 billion-
-Total fourth quarter revenue of $168.2 million-
-Net charge-off improvement of 440 bps, year-over-year, and 120 bps, sequentially, to 16.5%-
-Cancels earnings conference call previously scheduled for Wednesday, February 7, 2024 -

Chicago, Illinois--February 5, 2024 - CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), an omni-channel consumer finance company serving consumers in the U.S. and Canada, today announced preliminary financial results for its fourth quarter and full year ended December 31, 2023.

"Throughout 2023, we executed on our plan to enhance our underwriting and credit performance and simplify our overall operations, including consolidating our U.S. footprint onto one loan management system and further scaling our data and technological capabilities," said Doug Clark, Chief Executive Officer at CURO. "As a result, we showed improvement in our delinquency and charge-off performance, as well as a marked reduction in our operating expenses. As we continue to execute on our long-term U.S. and Canadian strategy, we are engaged in constructive dialogue with our lenders to strengthen our balance sheet and better position CURO for growth and success. We are proud of the foundation we laid in 2023 and look forward to building on this momentum in 2024. We thank our CURO employees for their dedication and hard work as we move forward.”

Preliminary Fourth Quarter 2023 Consolidated Summary Results
Current and prior period financial information is presented on a continuing operations basis, which excludes the Canada POS Lending segment due to the sale of Flexiti on August 31, 2023.
•Gross loans receivable of $1.3 billion increased $41.3 million, or 3.3%, sequentially, and $41.3 million, or 3.3%, year-over-year.
◦Gross loans receivable in the U.S. were stable year-over-year, with increases in larger balance and longer-term loans offset by reductions in smaller balance and shorter-term loans. Sequentially, Gross loans receivable in the U.S. increased $23.1 million, or 3.1%, due to increases in larger balance and longer-term loans.
◦Gross loans receivable in Canada increased by $39.7 million, or 8.3%, year-over-year, and $18.2 million, or 3.6%, sequentially, driven by increases in Canadian Revolving LOC loans and favorable foreign currency exchange rates.

•Total revenue of $168.2 million declined $13.7 million, or 7.6%, year-over-year, primarily related to the mix shift to larger, longer-term, higher credit and lower yielding loans. Sequentially, total revenue increased by $0.3 million, or 0.2%.
•Net revenue of $110.5 million increased $6.3 million, or 6.0%, year-over-year, primarily driven by a $20.0 million, or 25.8%, decrease in provision for credit loss expense related to the mix shift to larger and longer-term loans to higher credit quality customers and enhanced collections efforts, partially offset by the reduction in Total revenue. Sequentially, Net revenue decreased $8.4 million, or 7.0%, primarily driven by additional provision for credit loss expense due to new loans originated during the fourth quarter, partially offset by the improvement in net charge-off rate.

•Net charge-off rate of 16.5% improved 440 bps, year-over-year, and improved 120 bps sequentially, driven by increased credit quality as a result of the product mix shift, credit tightening and servicing optimization.
•Total operating expenses of $91.2 million decreased $20.4 million, or 18.3%, year-over-year, and $3.0 million, or 3.1%, sequentially.

	As of or for the Quarter Ended
(unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Delinquency and Loss Ratios	2023	2023	2023	2023	2022
31-60 days delinquency ratio	2.2%	2.4%	2.5%	2.1%	2.4%
61-90 days delinquency ratio	1.6%	1.7%	1.7%	1.8%	1.8%
91+ days delinquency ratio	4.6%	4.4%	4.1%	4.4%	3.4%
Net charge-offs	16.5%	17.7%	18.8%	15.6%	20.9%

Conference Call Cancellation and Consent Solicitation
In a separate press release issued today, CURO announced the commencement of a consent solicitation from the holders of its 7.500% Senior 1.5 Lien Senior Secured Notes Due 2028. As a result, CURO has cancelled its earnings conference call previously scheduled for 8:00 a.m. Eastern Time on Wednesday, February 7, 2024.

Preliminary Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final audited data will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a leading consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate under a number of brands including Cash Money®, LendDirect®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit. For more information, please visit http://www.curo.com.

Table 1 - Consolidated Statements of Operations

(in thousands, except per share data, unaudited)	Three Months Ended,					Year Ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
	2023	2023	2023	2023	2022	2023

Revenue
Interest and fees revenue	$142,239	$143,493	$141,766	$144,304	$150,350	571,802
Insurance and other income	25,940	24,370	25,250	25,064	31,575	100,624
Total revenue	168,179	167,863	167,016	169,368	181,925	672,426
Provision for losses	57,689	49,009	63,755	48,364	77,724	218,817
Net revenue	110,490	118,854	103,261	121,004	104,201	453,609
Operating Expenses
Salaries and benefits	49,537	52,148	53,144	56,619	60,149	211,448
Occupancy	11,277	10,454	10,885	11,344	11,785	43,960
Advertising	2,435	2,819	1,967	1,999	3,383	9,220
Direct operations	11,496	12,176	12,032	9,745	7,921	45,449
Depreciation and amortization	5,578	5,390	5,339	5,390	5,329	21,697
Other operating expense	10,915	11,207	7,918	18,054	23,065	48,094
Total operating expenses	91,238	94,194	91,285	103,151	111,632	379,868
Other expense
Interest expense	58,341	55,798	50,460	44,045	41,180	208,644
Loss from equity method investment	3,310	1,453	2,134	3,413	1,932	10,310
Goodwill Impairment	—	—	—	—	107,827	—
Extinguishment or modification of debt costs	—	—	8,864	—	24	8,864
Gain on sale of business	—	—	—	2,027	—	2,027
Miscellaneous expenses	—	—	1,435	—	—	1,435
Total other expense	61,651	57,251	62,893	49,485	150,963	231,280
Loss from continuing operations before income taxes	(42,399)	(32,591)	(50,917)	(31,632)	(158,394)	(157,539)
Provision (benefit) for income taxes from continuing operations	1,094	1,021	3,147	23,277	(15,970)	28,539
Net loss from continuing operations	$(43,493)	$(33,612)	$(54,064)	$(54,909)	$(142,424)	$(186,078)
Net loss from discontinued operations	—	(70,830)	(5,263)	(4,562)	(43,969)	(80,655)
Net loss	$(43,493)	$(104,442)	$(59,327)	$(59,471)	$(186,393)	$(266,733)

Basic loss per share:
Continuing operations	$(1.05)	$(0.81)	$(1.32)	$(1.35)	$(3.52)	$(4.53)
Discontinued operations	$—	$(1.72)	$(0.13)	$(0.11)	$(1.09)	$(1.96)

Diluted loss per share:
Continuing operations	$(1.05)	$(0.81)	$(1.32)	$(1.35)	$(3.52)	$(4.53)
Discontinued operations	$—	$(1.72)	$(0.13)	$(0.11)	$(1.09)	$(1.96)

Weighted average common shares outstanding:
Basic	41,317	41,267	41,002	40,783	40,428	41,093
Diluted	41,317	41,267	41,002	40,783	40,428	41,093

Table 2 - Consolidated Balance Sheets

	As of
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, unaudited)	2023	2023	2023	2023	2022
ASSETS
Cash and cash equivalents	$84,594	$82,550	$101,033	$40,449	$50,856
Restricted cash	48,008	53,818	76,375	90,211	59,645
Gross loans receivable	1,295,660	1,254,401	1,227,615	1,209,576	1,254,395
Less: Allowance for credit losses	(206,227)	(199,739)	(210,292)	(202,757)	(81,185)
Loans receivable, net	1,089,433	1,054,662	1,017,323	1,006,819	1,173,210
Income taxes receivable	54,986	58,064	20,854	22,737	23,984
Prepaid expenses and other	45,221	61,441	42,131	45,592	51,081
Property and equipment, net	22,206	23,903	25,826	27,244	29,232
Investment in Katapult	13,605	16,915	18,368	20,502	23,915
Right of use asset - operating leases	49,606	51,413	53,042	51,615	58,177
Deferred tax assets	13,248	14,194	15,304	13,623	18,138
Goodwill	276,951	276,269	277,069	276,487	276,269
Intangibles, net	75,301	74,336	74,007	71,798	70,913
Other assets	9,745	9,387	6,673	6,785	8,370
Assets, discontinued operations	—	—	1,016,832	947,925	945,403
Total Assets	$1,782,904	$1,776,952	$2,744,837	$2,621,787	$2,789,193
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Liabilities
Accounts payable and accrued liabilities	$56,800	$62,992	$54,169	$60,890	$45,595
Deferred revenue	2,298	2,358	3,370	3,493	3,467
Lease liability - operating leases	51,715	51,579	53,182	52,061	59,396
Income taxes payable	3,552	2,537	(1,242)	—	—
Accrued interest	40,792	20,953	39,306	20,090	38,460
Debt	2,055,853	2,024,934	1,988,173	1,888,407	1,882,608
Other long-term liabilities	7,595	9,620	10,017	10,045	11,736
Liabilities, discontinued operations	—	—	866,235	815,617	802,065
Total Liabilities	$2,218,605	$2,174,973	$3,013,210	$2,850,603	$2,843,327
Total Stockholders' Deficit	(435,701)	(398,021)	(268,373)	(228,816)	(54,134)
Total Liabilities and Stockholders' (Deficit) Equity	$1,782,904	$1,776,952	$2,744,837	$2,621,787	$2,789,193

Table 3 - Consolidated Portfolio Performance

(in thousands, except percentages, unaudited)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Gross loans receivable
Revolving LOC	$488,932	$469,041	$472,902	$461,443	$451,077
Installment loans	806,728	785,360	754,713	748,133	803,318
Total gross loans receivable	$1,295,660	$1,254,401	$1,227,615	$1,209,576	$1,254,395

Lending Revenue
Revolving LOC	$50,794	$51,039	$49,483	$49,092	$49,915
Installment loans	91,445	92,454	92,283	95,212	100,435
Total lending revenue	$142,239	$143,493	$141,766	$144,304	$150,350

Lending Provision
Revolving LOC	$20,131	$19,031	$27,089	$15,539	$29,620
Installment loans	36,269	28,464	35,171	31,139	46,442
Total lending provision	$56,400	$47,495	$62,260	$46,678	$76,062

NCOs
Revolving LOC	$19,989	$22,023	$21,780	$6,234	$26,715
Installment loans	32,908	33,342	35,483	41,078	38,168
Total NCOs	$52,897	$55,365	$57,263	$47,312	$64,883

NCO rate (annualized) (1)
Revolving LOC	16.6%	18.6%	18.7%	5.5%	23.8%
Installment loans	16.4%	17.2%	18.9%	21.5%	19.3%
Total NCO rate	16.5%	17.7%	18.8%	15.6%	20.9%

ACL rate (2) (3)
Revolving LOC	25.0%	25.4%	26.6%	25.6%	8.4%
Installment loans	10.4%	10.3%	11.2%	11.3%	5.4%
Total ACL rate	15.9%	15.9%	17.1%	16.8%	6.5%

31+ days past-due rate (2)
Revolving LOC	8.0%	8.6%	8.5%	8.4%	4.1%
Installment loans	8.6%	8.5%	8.1%	8.2%	9.6%
Total past-due rate	8.3%	8.5%	8.3%	8.3%	7.6%

(1) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable, then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(2) We calculate (i) ACL rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each quarter end.
(3) We adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters, such as future financial and operational performance, including our plans to address our liquidity and debt obligations and executing on our long-term U.S. and Canadian strategy. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” "anticipate," “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: risks relating to the uncertainty of projected financial and operational information and forecasts, including errors in our internal forecasts; our ability to manage growth; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; actions of regulators and the impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations;

ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations:
Email: IR@curo.com
(CURO-NWS)